3.12


                         REGISTRATION RIGHTS AGREEMENT
                               (ERLY Industries)

                  This Registration Rights Agreement (ERLY Industries), dated as of February 16, 1995, is made by and between ERLY INDUSTRIES INC., a California corporation having an office at 10990 Wilshire Boulevard, Los Angeles, California 90024 (the "Company"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation having an office at 333 South Grand Avenue, Suite 3000, Los Angeles, California 90071 (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, Company and Purchaser have entered into a Securities Purchase Agreement (ERLY Industries), dated as of the date hereof (the "Purchase Agreement"), pursuant to which Company agreed to issue and sell to Purchaser, and Purchaser agreed to purchase from Company, (i) the C Warrant (as defined below), which is initially exercisable for a number of shares equal to 1% of the common stock, $0.01 par value, of Company ("Common Stock") on a fully diluted basis (subject to adjustment as provided in the C Warrant), and (ii) the D Warrant (as defined below), which is initially exercisable for a number of shares equal to 4% of Common Stock on a fully diluted basis (subject to adjustment as provided in the D Warrant), in exchange for, among other things, Purchaser's agreement to enter into the Loan Extension Agreement, the transactions referenced therein, and the Related Documents as defined therein; and

                  WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement and to purchase such C Warrant and D Warrant, Company agreed to provide registration rights with respect to all warrants to purchase Common Stock held by Purchaser.

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

                  1. Definitions. Unless otherwise defined herein, terms defined in the C Warrant are used herein as therein defined, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                  "A Warrant" shall mean (i) the Amended and Restated Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "A Warrant," issued by Company to Purchaser dated as of the date hereof, as the same may be amended from time to time, and (ii) all additional or new warrants issued upon transfer, division or combination of, or in substitution for, the A Warrant or any such additional or new warrants.

                  "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "B Warrant" shall mean (i) the Amended and Restated Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "B Warrant," issued by Company to Purchaser dated as of the date hereof, as the same may be amended from time to time, and (ii) all additional or new warrants issued upon transfer, division or combination of, or in substitution for, the B Warrant or any such additional or new warrants.

                  "C Warrant" shall mean (i) that certain Warrant to Purchase Common Stock of ERLY Industries Inc, denominated the "C Warrant," issued by Company to Purchaser dated the date hereof, as the same may be amended from time to time, and (ii) all additional or new warrants issued upon transfer, division or combination of, or in substitution for, the C Warrant or any such additional or new warrants.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "D Warrant" shall mean (i) that certain Warrant to Purchase Common Stock of ERLY Industries Inc, denominated the "D Warrant," issued by Company to Purchaser dated the date hereof, as the same may be amended from time to time, and (ii) all additional or new warrants issued upon transfer, division or combination of, or in substitution for, the D Warrant or any such additional or new warrants.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Loan Extension Agreement" shall mean that certain Loan Extension Agreement of even date herewith among the Company, ERLY Juice Inc., Chemonics Industries, Inc., Chemonics International, Inc., and the Purchaser, together with all amendments, modifications and supplements thereto.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

         "Registrable Securities" shall mean the Warrants and the Warrant Stock.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Warrants" shall mean the A Warrant, the B Warrant, the C Warrant and the D Warrant.

                  "Warrant Stock" shall mean the shares of Common Stock purchased or purchasable by the holders of the Warrants upon the exercise thereof.

         2. Required Registration. At any time after the Closing Date,

                  (i) upon receipt of a written request from the holders of Registrable Securities representing at least an aggregate of fifty percent (50%) of the total of (A) all shares of Warrant Stock then subject to purchase upon exercise of the A Warrant and (B) all then outstanding shares of Warrant Stock that have been purchased pursuant to the A Warrant, or

                  (ii) upon receipt of a written request from the holders of Registrable Securities representing at least an aggregate of fifty percent (50%) of the total of (A) all shares of Warrant Stock then subject to purchase upon exercise of the B Warrant and (B) all then outstanding shares of Warrant Stock that have been purchased pursuant to the B Warrant, or

                  (iii) upon receipt of a written request from the holders of Registrable Securities representing at least an aggregate of fifty percent (50%) of the total of (A) all shares of Warrant Stock then subject to purchase upon exercise of the C Warrant,
                  (B) all shares of Warrant Stock then subject to purchase upon exercise of the D Warrant, (C) all then outstanding shares of Warrant Stock that have been purchased pursuant to the C Warrant, and (D) all then outstanding shares of Warrant Stock that have been purchased pursuant to the D Warrant, requesting that Company effect the registration of such Registrable Securities under the Securities Act and specifying the intended method or methods of disposition thereof, Company shall promptly notify all holders of Registrable Securities in writing of the receipt of such request and each such holder, in lieu of exercising its rights under Section 3, may elect (by written notice sent to Company within ten (10) Business Days from the date of such holder's receipt of the aforementioned Company's notice) to have its Registrable Securities included in such registration thereof pursuant to this Section 2. Thereupon Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all such Registrable Securities which Company has been so requested to register by such holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of such Registrable Securities so registered; provided, however, that Company shall not be required to effect more than (A) two (2) registrations of any Registrable Securities pursuant to a request made pursuant to Section 2(i), (B) two (2) registrations of any Registrable Securities pursuant to a request made pursuant to Section 2(ii), and
(C) two (2) registrations of any Registrable Securities pursuant to a request made pursuant to Section 2(iii).

                  3. Incidental Registration. If Company at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a Registration Statement under the Securities Act (a "Registration Statement") on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to any class of equity security (as defined in Section 3(a)(11) of the Exchange Act) of Company, it will give written notice to all holders of Registrable Securities at least forty-five (45) days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company. The notice shall offer to include in such filing the aggregate number of Registrable Securities as such holders may request (subject to the immediately following paragraph). Nothing in this Section 3 shall preclude Company from discontinuing the registration of the securities being effected on its behalf or on behalf of the demanding security holders at any time prior to the effective date of the Registration Statement relating thereto.

                  Each holder of any such Registrable Securities desiring to have Registrable Securities registered under this Section 3 shall advise Company in writing within thirty (30) days after the date of receipt of such offer from Company, setting forth the number of such Registrable Securities for which registration is so requested. Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such securities. If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company or such demanding security holder would materially and adversely affect the distribution of such securities by Company or such demanding security holder, then all selling security holders (other than any demanding security holder who requested such registration) and Company (if such Registration Statement was filed at the request of a demanding security holder) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 5, all expenses of such registration shall be borne by Company.

         4. Registration Procedures. If Company is required by the provisions of
Section 2 or Section 3 to use its best efforts to effect the registration of any of its securities under the Securities Act, Company will, as expeditiously as possible:

         (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof;

         (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of one hundred eighty (180) days;

         (c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

         (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

         (e) unless waived in writing by each holder of any Registrable Securities being included in such registration, use its best efforts to obtain from a nationally recognized underwriter or investment banker acceptable to such holder a firm commitment (pursuant to an underwriting agreement in customary form) to underwrite the public offering of the securities covered by such Registration Statement;

         (f) furnish, at the request of any holder requesting registration of Registrable Securities pursuant to Section 2, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) a copy of an opinion, in form and substance satisfactory to a majority of the holders of such Registrable Securities, dated such date, of the independent counsel representing Company for the purposes of such registration, addressed to the underwriters, if any, and to the holders making such request, substantially to the effect that such Registration Statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the Registration Statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements and data contained therein), (iii) the descriptions in the Registration Statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (iv) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the Registration Statement which are not described and filed or incorporated by reference as required; such counsel shall also confirm that it has no reason to believe that either the Registration Statement or the prospectus, or any amendment or supplement thereto (other than financial statements and data as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading; and (2) a letter dated such date, from the independent certified public accountants of Company, addressed to the underwriters, if any, and to the holders making such request (or if such accountants are unable to deliver such letter to such holders under applicable professional rules or guidelines, then to Company) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and, if permitted under applicable professional rules or guidelines, that such opinion is rendered for the benefit of the selling security holders and that they have a right to rely thereon. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such holders of Registrable Securities may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such holders of Registrable Securities being so registered may reasonably request;

         (g) enter into customary agreements (including an underwriting agreement in customary form containing standard indemnification provisions) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

         (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

                  It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any holder of Registrable Securities that such holder shall furnish to Company such information regarding the securities held by such holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company.

                  5. Expenses. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for Company, the reasonable fees and expenses of counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 4(d), shall be paid by Company, except that

         (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 180 days after the effective date of such Registration Statement because any holder of Registrable Securities has not effected the disposition of the securities requested to be registered shall be paid by such holder; and

         (b) Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such holder of Registrable Securities.

                  6.       Indemnification and Contribution.

         (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless the holder of such Registrable Securities, such holder's directors and officers, and each other Person, if any, who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or controlling Person, and shall survive the transfer of such securities by such holder.

         (b) Each holder of any Registrable Securities, by acceptance thereof, agrees to indemnify and hold harmless Company, its directors and officers and each other Person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon written information provided to Company by such holder of such Registrable Securities specifically for use therein and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any final prospectus contained therein, or any amendment or supplement thereto; provided, however, that such holder's obligation under this Section 6(b) to indemnify and hold harmless Company shall in no event exceed, with respect to all such obligations, the lesser of the proceeds received by such selling securityholder from the sale of the Registrable Securities through such offering, or the damage attributable solely to the inclusion of such written information in such Registration Statement, prospectus, or amendment or supplement, suffered by the Person or Persons whose claims gave rise to such losses, claims, damages or liabilities; and further, provided, however, that no such indemnity shall exist with respect to any Person making claims or demands to whom Company or any other Person responsible for delivering a final Prospectus to such claimant failed to deliver such prospectus as amended or supplemented.

         (c) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  7. Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, Company shall not be obligated to register the Registrable Securities of any holder if (x) Company delivers to such holder the written opinion of counsel to Company, which opinion and counsel shall each be satisfactory to such holder, stating that the sale or other disposition of such holder's Registrable Securities, in the manner proposed by such holder (or, if such holder has engaged an investment banking firm, in the manner proposed by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act, and (y) the failure of Company to register such Registrable Securities will not result in a reduction in the net proceeds to be received by such holder in connection with such sale or other disposition; and Company shall not be obligated to register the Registrable Securities of any holder pursuant to Section 2, if Company has had a Registration Statement, under which such holder had a right to have its Registrable Securities included pursuant to Section 3, declared effective within one year prior to the date of the request pursuant to Section 2; provided, however, that if any holder elected to have any of its Registrable Securities included under such Registration Statement but some or all of such shares were excluded pursuant to the second to last sentence of Section 3, then such one-year period shall be reduced to six (6) months.

                  8. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to Section 2 shall be selected by the holders of a majority of the shares being so registered (other than any shares being registered pursuant to Section 3).

                  9.       Miscellaneous.

         (a) No Inconsistent Agreements. Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement. Company has not previously entered into any agreement with respect to any of its securities granting to any Person any other registration rights which are in effect as of the date hereof, other than registration rights granted in respect of the Registrable Securities and other than as disclosed in writing to Purchaser.

         (b) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given, unless Company has obtained the written consent of holders of at least a majority of the Registrable Securities then outstanding.

         (d) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered (i) in person with receipt acknowledged, (ii) by facsimile transmission, with receipt electronically confirmed during normal business hours of recipient, and confirmed by sending, no later than one (1) Business Day following such transmission, a copy of such facsimile, by registered or certified mail, return receipt requested, postage prepaid, or (iii) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to any Holder or holder of Registrable Securities, at its last known address or facsimile transmission number appearing on the books of Company maintained for such purpose.

                               If to Company at:

                                    ERLY Industries Inc.
                                    10990 Wilshire Boulevard
                                    Los Angeles, California 90024
                                    Attention:  Kurt Grey
                                    Facsimile: (310) 473-8890

                               with a copy to:

                                    Magnus, Epman & Dwyer
                                    300 Corporate Pointe, Suite 310
                                    Culver City, California 90230-7614
                                    Attention: Ronald J. Epman, Esq.
                                    Facsimile: (310) 216-0701

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered with receipt acknowledged or sent by facsimile with receipt electronically confirmed during normal business hours of recipient, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, delivery or other communication.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including any Person to whom Registrable Securities are transferred.

         (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.





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




         (g) GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. COMPANY AND PURCHASER CONSENT TO PERSONAL JURISDICTION, WAIVE ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. SERVICE OF PROCESS ON COMPANY OR PURCHASER IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 9(d). NOTHING HEREIN SHALL PRECLUDE PURCHASER OR COMPANY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

         (h) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

         (i) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (j) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Purchaser shall operate as a waiver of such right or otherwise prejudice Purchaser's rights, powers or remedies. If Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Agreement, Company shall pay to Purchaser such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate





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



proceedings, incurred by Purchaser in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         (k) Entire Agreement. This Agreement, together with the Purchase Agreement and the Warrants, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

         (l) Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, Company and Purchaser have executed this Agreement as of the date first above written.

                                                            ERLY INDUSTRIES INC.


                                                       By          /s/ KURT GREY
                                                           Name:       Kurt Grey
                                                      Title:      Vice President

[SIGNATURES CONTINUED]






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


[SIGNATURES CONTINUED]


                                               INTERNATIONALE NEDERLANDEN (U.S.)
                                                             CAPITAL CORPORATION


                                                         By /s/ MICHAEL W. ADLER
                                                          Name: Michael W. Adler
                                                      Title:      Vice President





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